Exhibit 99.1

WQN, Inc. 509 Madison Avenue, Suite 1510 New York, NY 10022	Contact: David Montoya Chief Financial Officer (212) 774-3656 investors@wqni.com

WQN, INC. ANNOUNCES DELISTING

OF ITS COMMON STOCK BY NASDAQ

-- Common Stock to Trade on Pink Sheets Beginning July 3, 2006 --

New York, NY June 30, 2006 –On June 29, 2006, WQN, Inc. (the "Company") received notification from The Nasdaq National Market ("Nasdaq") Listing Qualifications Panel (the "Panel") that the Company's securities will be delisted from the Nasdaq Capital Market effective at the open of business on Monday, July 3, 2006.

This action was a result of the Panel determining that the Company has not met the requirement that it be current in its required reporting obligations, principally because of the Company's failure to file its Form 10-QSB for the quarter ended March 31, 2006, and because Nasdaq determined that the Company is a "public shell," which, in Nasdaq's determination, could be detrimental to the interests of the investing public.

On or before July 14, 2006, the Company may request that Nasdaq Listing and Hearing Review Council review the decision of the Panel to delist the Company's securities from the Nasdaq Capital Market. However, there can be no assurance that any such request will be successful. The Company will attempt to regain compliance with the Nasdaq listing requirements while it determines whether to appeal the Panel’s decision.

Following delisting from the Nasdaq Capital Market, the Company expects that quotations for its securities will appear in the Pink Sheets, LLC, a voluntary quotation system for over-the-counter securities, which may result in a reduction in the liquidity and the trading volume of the Company's common stock. Information regarding the Pink Sheets is available at http://www.pinksheets.com/. This lack of liquidity may also make it difficult for the Company to raise additional capital, if necessary.

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About WQN, Inc.:

WQN, Inc. is a diversified operating company targeting small to middle market growth-oriented companies primarily focused in the financial services, technology/telecommunications, business services and business distribution and real estate industries. Management seeks to make both controlling and minority investments in companies. WQN, Inc. is headquartered in New York, New York and has offices in Dallas, Texas. For more information about WQN, Inc., please visit the company's Web site at http://www.wqni.com.

Notice Regarding Forward-Looking Statements:

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. WQN, Inc.'s future business plans, prospects and objectives may change as a result of, or be impacted by, a number of factors. Such factors include, but are not limited to: WQN, Inc.'s expansion and acquisition strategy, the availability, impact and performance of operations and investments that WQN, Inc. has made or intends to make, and general economic and business conditions, including economic and business conditions in those areas in which WQN, Inc. plans to invest and operate. These risk factors and additional information are included in WQN, Inc.'s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement thus the reader should not assume that silence by WQN, Inc. and its management over time means that actual events are bearing out as estimated in such forward-looking statements.